Exhibit 10.2

LENDER ACQUISITION AGREEMENT

THIS LENDER ACQUISITION AGREEMENT (this “Agreement”) is made and entered into as of the 4th day of September, 2009, by and among Adventure Energy, Inc. (“Adventure”) and SLMI Holdings , LLC (“Owner”); Owner is the sole member and sole owner of SLMI Options, LLC (“Lender”).

RECITALS:

A. This Agreement is made with respect to loans made by SLMI Holdings, LLC to Harry Thompson (“Thompson”), Harlis Trust (“Trust”), Wilon Resources Inc. (“Wilon”) and/or Wilon Gathering System Inc. (“WGS”) described as follows (collectively the “SLMI Loans”):

$500,000 in financing given May 6, 2005 for construction of a natural gas gathering system in Kentucky (the “Gathering System Loan”), $300,000 mortgage on the Wilon business offices given October 13, 2005 (the “Office Loan”), $175,000 in financing given on October 24, 2006 to finance 176 acres of land in West Virginia and to finance the placement of a natural gas treatment station (the “WV Loan”); these loans include that certain Amendment to Loan Agreements dated August 2, 2006, that certain Receipt for Shares Pledged as Collateral dated December 8, 2007 and that certain Second Amendment to Loan Agreements dated January 27, 2009 (with 5 million Wilon shares attached and pledged as additional collateral). Further, the Borrowers and SLMI have agreed to special terms for assignment of loan rights by SLMI and subsequent holders of the loans pursuant to that Acknowledgment by Borrowers delivered Jan. 5, 2009.

B. SLMI Options, LLC is the holder of the above described SLMI Loans by virtue of an assignment dated February 1, 2009 from its affiliate, SLMI Holdings, LLC; and

C. The SLMI Loans expressly include cross-default and cross-collateralization terms such that a default under any of the loans is a default under all, and that collateral given for one loan is collateral for all; and

D. February 1, 2007 was the maturity date for the above referenced WV Loan, its balance was not paid and resulted in all SLMI Loans being in default as of February 1, 2007 with written notice of same being delivered to Thompson, the Trust, Wilon and WGS on March 12, 2008; and

E. The SLMI Loans remain in default, these defaults have not been cured and are continuing (the “Existing Defaults”); and

F. As of May 31, 2009, the indebtedness due under the SLMI Loans was $1,329,824, including principal of $925,000 and interest of $404,824; and

G. Adventure has been in negotiations to acquire the SLMI Loans, with such negotiations culminating in Adventure seeking to acquire SLMI Options, LLC from Owner rather than acquiring the SLMI Loans directly, this acquisition is made with the understanding that SLMI Options, LLC shall continue to be the sole holder and owner of the SLMI Loans ; and

H. Owner is willing to sell all outstanding units of ownership in SLMI Options, LLC (the“Lender Units”) on the terms provided herein.

NOW, THEREFORE, and in consideration of the sum of Ten Dollars ($10.00), and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged by the parties hereto, the parties, intending to be and being legally bound hereby, acknowledge and agree as follows:

1. Recitals. The parties agree that the foregoing recitals are true and correct and are by this reference made a part of this Agreement.

2. Definitions. For purposes of this Agreement, Thompson, the Trust, Wilon and WGS are collectively referred to as “Borrower and Guarantor.”

3. Adventure Commitment to Buy & Owner Commitment to Sell the Lender Units

(a) Adventure covenants to purchase the Lender Units for the consideration described below. Adventure acknowledges that the SLMI Loans were originated by Owner; that owner assigned all of its rights in same to SLMI Options, LLC; that said assignment was expressly without recourse to Owner; and that neither Lender, Adventure or any subsequent assignee shall have any recourse to Owner for any amount owing under the SLMI Loans. Adventure further acknowledges that it has examined the Lender and SLMI Loans; and that it is reaching its decision to purchase same without reliance on any representation by Owner other than the representation that Lender is the sole owner of the SLMI Loans, that an aggregate of $50,000 has been paid on said loans (which amount was applied to principal) and that Owner is the sole owner of SLMI Options, LLC (also referred to as Lender herein). Adventure further waives any right of recourse to Owner that might arise under the Uniform Commercial Code or any other law with respect to the SLMI Loans and acknowledges that the Lender Units are to be conveyed without recourse to Owner for payment of any amount due under the SLMI Loans.

(b) Owner covenants to sell SLMI Options, LLC (with the SLMI Loans remaining owned solely by SLMI Options, LLC) to Adventure for the consideration described below.

4. Purchase Price. Adventure agrees to pay the following consideration herewith in return for conveyance of the Lender Units:

(a) $1,000,000 payable by secured promissory note in form attached as Exhibit 1 hereto (the “Secured Note”) By December 31, 2010, Adventure shall have paid at least $250,000 in cash toward the Secured Note. By December 31, 2011, Adventure shall have paid at least $200,000 more. By December 31, 2012, Adventure shall have paid at least $300,000 more. All unpaid principal and interest shall be due no later than December 31, 2013. To the extent Adventure tenders proceeds from dispositions of real estate collateral on the SLMI Loans (which dispositions shall require the written consent of Owner), said payments shall be applied toward the Secured Note, but they shall not reduce the minimum installments required for years 2010 through 2012. From January, 2010 to December, 2013, a minimum monthly cash installment of $4,000 shall be paid by Adventure on the Secured Note until it is paid in full. .

(b) Contemporaneous issuance of 1.5 million ADVE.OB common shares to Owner (currently selling at $0.05 per share); and

(c) Other consideration and security provided elsewhere in this agreement.

5. Additional Security and Collateral for the Secured Note and the covenants hereunder:

(a) Adventure shall issue 1 million shares of Series A Preferred Stock at the stated value of One Dollar ($1.00) per share in the name of Owner and deliver same to Owner contemporaneously herewith. These shares shall be convertible into 10 million voting common shares of Adventure in an Event of Default under this Agreement. The preferred shares shall be voting (1 for 1 basis) and shall include the right to appoint a non-voting, ex-officio member of the Board of Directors who shall also be a non-voting, ex-offico member of all committees of the Board. While Adventure is in good standing on its obligations to Owner, the Company’s Board of Directors shall be limited to 3 voting members and the Series A Preferred shares are entitled to 1 vote per share on all matters requiring the vote of common and preferred shareholders. Upon an Event of Default (after expiration of the applicable cure period) under Adventure’s obligations to Owner, the Series A Preferred Shares shall have the right to appoint 3 additional members to the Board of Directors such that the board shall consist of 6 voting members with Owner’s ex-officio member being empowered to cast a vote to break any tie. Owner may not designate immediate family members, relatives, Richard Williams or any individual with a criminal history as a board member. Contemporaneous with this Agreement, Adventure shall amend its articles and bylaws consistent with this paragraph; Owner consents to the amended articles format set forth on attached Exhibit 2.

(b) Adventure shall execute and deliver to Owner a Comprehensive Security Agreement pledging all of Adventure’s tangible and intangible property with said agreement being in the form attached as Exhibit 3 (the “Adventure Security Agreement”). Owner shall be authorized to file UCC Financing Statements in all jurisdictions in which Adventure has or is expected to have a property interest. Further, Adventure hereby pledges the Lender Units as security, gives custody of same to Owner and grants owner an irrevocable proxy to vote said units in an Event of Default.

(c) Issuance of 300,000 Shares of Series B Preferred Shares convertible into 3,000,000 common shares of Adventure. Within 15 days of this date, Adventure shall issue three hundred thousand (300,000) Series B Preferred Shares to Owner (or any assignees designated by Owner) that are convertible into 3 million (3,000,000) common shares of Adventure. The consideration due Adventure for same shall be one dollar ($1.00) per share payable with a non-recourse non-negotiable promissory note due on the 5 year anniversary of this Agreement and secured by the preferred shares themselves. The conversion rights shall expire on the same 5 year anniversary, and no conversions may be exercised prior to paying the promissory note. The terms of said note and related stock pledge agreement are set out in attached Exhibit 4. Contemporaneous with this Agreement, Adventure shall amend its articles and bylaws consistent with this paragraph.

(d) Future Financing. From this date until the later of full payment of the Adventure’s obligations to Owner or the 3 year anniversary of this date, upon any financing by Adventure by sale of its Common Stock or Common Stock Equivalents (a “Subsequent Financing”), Owner shall have the right to participate in up to 100% of such Subsequent Financing (the “Participation Maximum”). At least 15 Trading Days prior to the closing of the Subsequent Financing, Adventure shall deliver to Owner a written notice of its intention to effect a Subsequent Financing (“Pre-Notice”), which Pre-Notice shall ask such Owner if it wants to review the details of such financing (such additional notice, a “Subsequent Financing Notice”). Upon the request of Owner, and only upon a request by such Owner, for a Subsequent Financing Notice, Adventure shall promptly, but no later than 3 Trading Days after such request, deliver a Subsequent Financing Notice to Owner. The Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder, the Person with whom such Subsequent Financing is proposed to be effected, and attached to which shall be a term sheet or similar document relating thereto. If by 6:30 p.m. (Eastern time) on the third Trading Day after the Owner has received the Pre-Notice, notifications by Owner of their willingness to participate in the Subsequent Financing (or to cause their designees to participate) is, in the aggregate, less than the total amount of the Participation Maximum, then Adventure may effect the remaining portion of such Subsequent Financing on the terms and to the Persons set forth in the Subsequent Financing Notice. If Adventure receives no notice from Owner as of such third Trading Day, such Seller shall be deemed to have notified Adventure that it does not elect to participate. In addition to the foregoing, Adventure agrees to inform Owner in advance of transactions that will potentially dilute Owner’s interest in Adventure, and to give Owner full opportunity to make investments in Adventure contemporaneous with said transactions so as to avoid dilution of Owner’s position.

6. Ongoing Covenants of Adventure. In order to induce Owner to enter into this Agreement, Adventure covenants to maintain the following for the duration of this Agreement:

(a) No part of the real property pledged as collateral for the SLMI Loans collateral shall be sold or disposed of without Lender’s consent;

(b) No material adverse change in Adventure’s financial condition or business shall occur;

(c) Adventure will allow Owner and its designees, at any time, to inspect, or to make copies of and extracts from any and all books, records and other papers in possession of Adventure or its affiliates pertaining to their business, and any obligations due Owner, and upon the request of Owner, will deliver to Owner all such books, records and papers and furnish other documents requested by Owner;

(d) Adventure shall keep the maximum amount of common shares outstanding (after warrants and conversion rights are deemed exercised into common shares) to be under forty-five million (45,000,000);

(e) Adventure shall not amend its Articles of Incorporation, nor shall it recapitalize its stock by stock split, reverse split or otherwise without the written consent of Owner, which consent shall not be unreasonably withheld;

(f) Adventure shall maintain no more than 3 voting members on its Board of Directors until such time as Owner appoints additional members due to an Event of Default, and Adventure’s bylaws shall set the number of voting board members at seven.

(g) Adventure shall not default in its payment or performance obligations due Owner under the Secured Note, the Comprehensive Security Agreement or the preferred shares issued under this Agreement; and

(h) Adventure shall continue as a fully reporting public company listed on a US stock exchange or as an Over The Counter stock, and remain in good standing with federal and state regulatory authorities.

7. Event of Default. In the event Adventure is in breach of any of its obligations under this Agreement or any agreement attached hereto, Owner shall give Adventure written notice of same and thereafter Adventure shall have thirty (30) days to cure any monetary default and forty-five (45) days to cure any non-monetary default in performance. Any breach that remains uncured after the cure period lapses shall be an Event of Default (an “Event of Default”).

8. Notices. All notices and other communications required or permitted under this Agreement shall be in writing and, if mailed by prepaid first-class mail, certified mail, return receipt requested, shall be deemed to have been received on the earlier of the date shown on the receipt or three (3) business days after the post-marked date thereof. In addition, notices hereunder may be delivered by hand or telefax in which event the notice shall be deemed effective when delivered. All notices and other communications under this Agreement shall be given to the parties hereto at the following addresses:

(i) if to Adventure, to:

Adventure Energy, Inc.

c/o Wayne Anderson

33 6th Street S

Suite 600

St. Petersburg, FL 33701

Telefax: 815-846-0755

(ii) if to Owner, to:

SLMI Holdings, LLC

c/o Nydia Pinzon

PO Box 68

Roswell, GA 30077

Telefax: 770-992-1056

with a copy to:

Attorney Mark P. Groves

Groves Counsel, P.A.

1870 The Exchange, Suite 100

Atlanta, GA 30339-2021

Telefax: 404-935-6116

9. Headings. The paragraph and subparagraph headings of this Agreement are for convenience and reference only and shall not be considered a part hereof, nor shall they be deemed to limit or otherwise affect any of the terms or provisions hereof.

10. Time of Essence. Time is of the essence of this Agreement and all of the terms and conditions hereof.

11. Attorneys’ Fees. In the event of any litigation arising out of any breach or alleged breach of this Agreement, the prevailing party shall be entitled to recover all costs, expenses and reasonable attorneys’ fees incurred thereby in connection with such litigation, including without limitation any trial or appeal.

12. Amendments. This Agreement may not be modified, altered or amended except by agreement in writing signed by each of the parties hereto.

13. Entire Agreement. This Agreement, together with the SLMI Loans, embodies the entire understanding and agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof and supersedes all prior agreements, understandings and inducements, whether expressed or implied, oral or written. The parties hereto represent and warrant that parol evidence is not necessary to establish any terms, covenants or conditions of this Agreement.

14. Governing Law. The parties hereby acknowledge and agree that this Agreement shall be governed by and construed in accordance with the laws of the State of Georgia. Further, Adventure acknowledges that there is no adequate remedy at law for many of the covenants given to induce Owner into this agreement, and that Owner shall be entitled to equitable remedies to compel Adventure’s performance.

15. Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration administered by the American Arbitration Association in Atlanta under its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The parties also agree that the that either party may require that the AAA Expedited Procedures shall apply, or that the AAA Optional Rules for Emergency Measures of Protection shall apply, or that both shall apply.

16. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or be invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

17. Successors and Assigns. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors and assigns.

18. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but taken together shall constitute one agreement.

19. Place of Execution. The undersigned each hereby certify that this Agreement as been executed by Adventure and Owner in the State of Georgia.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered under seal as of the date first written above.

ADVENTURE:

ADVENTURE ENERGY, INC.

By:	/s/ Wayne Anderson
Its:	President

OWNER:

SLMI HOLDINGS, LLC

By:	/s/ Nydia Pinzon Tisdale
Its:	Manager

EXHIBIT 1 (SECTION 4A)	SECURED NOTE FROM ADVENTURE

EXHIBIT 2 (SECTION 5A)	SERIES A PREFERRED STOCK TERMS

EXHIBIT 3 (SECTION 5B)	SECURITY AGREEMENT FROM ADVENTURE

EXHIBIT 4 (SECTION 5C)	NONRECOURSE NOTE AND STOCK PLEDGE

[EXHIBIT 1 (SECTION 4A)]

SECURED NOTE

US $1,000,000	September 4, 2009

FOR VALUE RECEIVED, the undersigned (“Borrower”) promises to pay to the order of SLMI HOLDINGS, LLC, a Nevada limited liability company, the principal sum of ONE MILLION AND NO/100 DOLLARS ($1,000,000.00US).

1. Defined Terms. As used in this Note, (i) the term “Lender” means the holder of this Note, (ii) the term “Indebtedness” means the principal of, interest on, or any other amounts due at any time under, this Note, the Security Instrument or any other Loan Document, including prepayment premiums, late charges, default interest, and advances to protect the security, and (iii) a “Business Day” means any day other than a Saturday, Sunday or any other day on which Lender is not open for business.

2. Address for Payment. All payments due under this Note shall be payable at c/o Nydia Tisdale, PO Box 68, Roswell, GA 30077 , or such other place as may be designated by written notice to Borrower from or on behalf of Lender.

3. Payment of Principal and Interest. Principal and interest shall be paid as follows:

(a) Interest shall accrue at three percent (3.0%) per annum. Interest shall accrue and shall be due and payable upon maturity of this Note.

(b) The principal amount of this note is $1,000,000 and interest shall not be added to principal or compounded.

(c) From January, 2010 to December, 2013, a minimum monthly cash installment of $4,000 shall be paid by Borrower on the Note until it is paid in full. No later than December 31, 2010, the aggregate of Borrower’s payments shall have reduced the principal balance to $750,000 or less. No later than December 31, 2011, the aggregate of Borrower’s payments shall have reduced the principal balance to $550,000 or less. No later than December 31, 2012, the aggregate of Borrower’s payments shall have reduced the principal balance to $250,000 or less. The $4,000 minimum installments shall be due on the 5th of the month.

(d) All outstanding principal and accrued interest shall be due and payable ON DECEMBER 31, 2013; the stated due date shall also be referred to as the “Maturity Date”. The unpaid principal balance shall continue to bear interest after the Maturity Date at the Default Rate set forth in this Note until and including the date on which it is paid in full.

4. Application of Payments. If at any time Lender receives, from Borrower or otherwise, any amount applicable to the Indebtedness which is less than all amounts due and payable at such time, Lender may apply that payment to amounts then due and payable in any manner and in any order determined by Lender, in Lender’s discretion. Borrower agrees that neither Lender’s acceptance of a payment from Borrower in an amount that is less than all amounts then due and payable nor Lender’s application of such payment shall constitute or be deemed to constitute either a waiver of the unpaid amounts or an accord and satisfaction.

5. Security. The Indebtedness is secured, among other things, by a Comprehensive Security Agreement dated as of the date of this Note (the “Security Instrument”), and reference is made to the Security Instrument for other rights of Lender concerning the collateral for the Indebtedness.

6. Acceleration. If an Event of Default has occurred and is continuing, the entire unpaid principal balance, any accrued interest, the prepayment premium payable under Paragraph 10, if any, and all other amounts payable under this Note and any other Loan Document shall at once become due and payable, at the option of Lender, without any prior notice to Borrower. Lender may exercise this option to accelerate regardless of any prior forbearance.

7. Late Charge. No late charge shall apply to payments due under this Note.

8. Default Rate. So long as any monthly installment or any other payment ue under this Note remains past due for 30 days or more, interest under this Note shall accrue on the unpaid principal balance from the earlier of the due date of the first unpaid monthly installment or other payment due, as applicable, at a rate (the “Default Rate”) equal to the lesser of 10 percentage points above the rate stated in the first paragraph of this Note or the maximum interest rate which may be collected from Borrower under applicable law. If the unpaid principal balance and all accrued interest are not paid in full on the Maturity Date, the unpaid principal balance and all accrued interest shall bear interest from the Maturity Date at the Default Rate. Borrower also acknowledges that its failure to make timely payment will cause Lender to incur additional expenses in servicing and processing the Loan, that, during the time that any payment under this Note is delinquent for more than 5 days, Lender will incur additional costs and expenses arising from its loss of the use of the money due and from the adverse impact on Lender’s ability to meet its other obligations and to take advantage of other investment opportunities, and that it is extremely difficult and impractical to determine those additional costs and expenses. Borrower also acknowledges that, during the time that any monthly installment or other payment due under this Note is delinquent for more than 30 days, Lender’s risk of nonpayment of this Note will be materially increased and Lender is entitled to be compensated for such increased risk. Borrower agrees that the increase in the rate of interest payable under this Note to the Default Rate represents a fair and reasonable estimate, taking into account all circumstances existing on the date of this Note, of the additional costs and expenses Lender will incur by reason of the Borrower’s delinquent payment and the additional compensation Lender is entitled to receive for the increased risks of nonpayment associated with a delinquent loan.

9. Notice. Borrower’s notice address is indicated by Borrower’s signature below. Notice may also be sent via Borrower’s fax number then in effect.

10. Prepayment. Borrower may prepay this Note in full or in part at any time without penalty.

11. Costs and Expenses. Borrower shall pay on demand all expenses and costs, including fees and out-of-pocket expenses of attorneys and expert witnesses and costs of investigation, incurred by Lender as a result of any default under this Note or in connection with efforts to collect any amount due under this Note, or to enforce the provisions of any of the other Loan Documents, including those incurred in post-judgment collection efforts and in any bankruptcy proceeding (including any action for relief from the automatic stay of any bankruptcy proceeding) or judicial or non-judicial foreclosure proceeding.

12. Forbearance. Any forbearance by Lender in exercising any right or remedy under this Note, the Security Instrument, or any other Loan Document or otherwise afforded by applicable law, shall not be a waiver of or preclude the exercise of that or any other right or remedy. The acceptance by Lender of any payment after the due date of such payment, or in an amount which is less than the required payment, shall not be a waiver of Lender’s right to require prompt payment when due of all other payments or to exercise any right or remedy with respect to any failure to make prompt payment. Enforcement by Lender of any security for Borrower’s obligations under this Note shall not constitute an election by Lender of remedies so as to preclude the exercise of any other right or remedy available to Lender.

13. Waivers. Presentment, demand, notice of dishonor, protest, notice of acceleration, notice of intent to demand or accelerate payment or maturity, presentment for payment, notice of nonpayment, grace, and diligence in collecting the Indebtedness are waived by Borrower, Key Principal, and all endorsers and guarantors of this Note and all other third party obligors.

14. Loan Charges. Borrower agrees to pay an effective rate of interest equal to the sum of the interest rate provided for in this Note and any additional rate of interest resulting from any other charges of interest or in the nature of interest paid or to be paid in connection with the loan evidenced by this Note and any other fees or amounts to be paid by Borrower pursuant to any of the other Loan Documents. Neither this Note nor any of the other Loan Documents shall be construed to create a contract for the use, forbearance or detention of money requiring payment of interest at a rate greater than the maximum interest rate permitted to be charged under applicable law. If any applicable law limiting the amount of interest or other charges permitted to be collected from Borrower in connection with the Loan is interpreted so that any interest or other charge provided for in any Loan Document, whether considered separately or together with other charges provided for in any other Loan Document, violates that law, and Borrower is entitled to the benefit of that law, that interest or charge is hereby reduced to the extent necessary to eliminate that violation. The amounts, if any, previously paid to Lender in excess of the permitted amounts shall be applied by Lender to reduce the unpaid principal balance of this Note. For the purpose of determining whether any applicable law limiting the amount of interest or other charges permitted to be collected from Borrower has been violated, all Indebtedness that constitutes interest, as well as all other charges made in connection with the Indebtedness that constitute interest, shall be deemed to be allocated and spread ratably over the stated term of the Note. Unless otherwise required by applicable law, such allocation and spreading shall be effected in such a manner that the rate of interest so computed is uniform throughout the stated term of the Note.

15. Commercial Purpose. Borrower represents that the Indebtedness is being incurred by Borrower solely for the purpose of carrying on a business or commercial enterprise, and not for personal, family or household purposes.

16. Counting of Days. Except where otherwise specifically provided, any reference in this Note to a period of “days” means calendar days, not Business Days.

17. Governing Law. This Note shall be governed by the law of the State of Georgia.

18. Captions. The captions of the paragraphs of this Note are for convenience only and shall be disregarded in construing this Note.

19. Notices. All notices, demands and other communications required or permitted to be given by Lender to Borrower pursuant to this Note shall be given in accordance with the Security Instrument.

20. Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration administered by the American Arbitration Association in Atlanta under its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The parties also agree that either party may require that the AAA Expedited Procedures shall apply, or that the AAA Optional Rules for Emergency Measures of Protection shall apply, or that both shall apply.

21. WAIVER OF TRIAL BY JURY. BORROWER AND LENDER EACH (A) AGREES NOT TO ELECT A TRIAL BY JURY WITH RESPECT TO ANY ISSUE ARISING OUT OF THIS NOTE OR THE RELATIONSHIP BETWEEN THE PARTIES AS LENDER AND BORROWER THAT IS TRIABLE OF RIGHT BY A JURY AND (B) WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO SUCH ISSUE TO THE EXTENT THAT ANY SUCH RIGHT EXISTS NOW OR IN THE FUTURE. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN BY EACH PARTY, KNOWINGLY AND VOLUNTARILY WITH THE BENEFIT OF COMPETENT LEGAL COUNSEL.

IN WITNESS WHEREOF, Borrower has signed and delivered this Note or has caused this Note to be signed and delivered by its duly authorized representative.

BORROWER

ADVENTURE ENERGY, INC.		Adventure Energy, Inc.
c/o Wayne Anderson
33 6th Street South, Suite 600
St. Petersburg FL 33701
By:	/s/ Wayne Anderson	Fax: 815-846-0755
Wayne Anderson, Pres.

[corporate seal]

EXHIBIT 2 (SECTION 5A)]

ARTICLES OF AMENDMENT

TO ARTICLES OF INCORPORATION

OF

ADVENTURE ENERGY, INC.

DESIGNATION, PREFERENCES AND OTHER RIGHTS

AND QUALIFICATIONS

OF

SERIES A PREFERRED STOCK

Pursuant to Section 607.1006 of the Florida Business Corporation Act, the undersigned, being the President of ADVENTURE ENERGY, INC., a Florida corporation (the “Corporation”), bearing Document Number P08000032840, does hereby submit these Articles of Amendment for the purpose of amending the Corporation’s Articles of Incorporation as follows:

FIRST: On September 2, 2009, the Board of Directors unanimously approved the designation of a series of preferred stock to be known as “Series A Preferred Stock”. The designations, powers, preferences and rights, and the qualifications, limitations or restrictions hereof, in respect of the Series A Preferred Stock shall be as hereinafter described.

Accordingly, “Article VII” of the Articles of Incorporation of the Company is hereby amended to include the following:

SERIES A PREFERRED STOCK

1) Designations and Amounts. The Board of Directors of the Company, pursuant to authority granted in the Articles of Incorporation, hereby creates a series of preferred stock designated as Series A Preferred Stock (the “Series A Preferred Stock”) with a stated value of $0.001 per share. The number of authorized shares constituting the Series A Preferred Stock shall be Three Million (3,000,000) shares.

2) Dividends. The holders of Series A Preferred Stock shall not be entitled to receive dividends, payable via cash or stock. Further, no dividends may be paid on common stock or any other Series of Preferred stock while Series A Preferred Shares are outstanding ..

3) Voting. Except as otherwise required by law or expressly provided herein, the holders of shares of Series A Preferred Stock shall be entitled to vote on all matters submitted to a vote of the stockholders of the Company and shall have such number of votes equal to the number of shares of Series A Preferred Stock held by such holders’ on a one vote per one share basis pursuant to the provisions hereof at the record date for the determination of stockholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken. Except as otherwise required by law or expressly provided herein, the holders of shares of Series A Preferred Stock and common stock shall vote together as a single class, and not as separate classes.

4) Conversion.

a) Conversion Rate. Upon the filing of an amendment to the Company’s Articles of Incorporation, which, once effective, makes available a sufficient number of authorized but unissued and unreserved shares of common stock to permit all then outstanding shares of Series A Preferred Stock to be so converted upon default, then, the holder of any shares of the Series A Preferred Stock shall convert upon default of the Company any such shares into fully paid and non-assessable shares of common stock at the rate of 10 shares of common stock for each share of Series A Preferred Stock (“Conversion Rate”) subject to adjustment in accordance with Section 4(e). The holder of any Series A Preferred Stock shall be entitled to convert only if the Company has failed to satisfy all financial obligations by the designated time inclusive of the cure period.

b) Method of Conversion. Before any holder of Series A Preferred Stock shall be entitled to convert the same into shares of common stock, such holder shall surrender the certificate or certificates therefore, duly endorsed, at the office of the Company or of any transfer agent for the Series A Preferred Stock, and shall give written notice 15 business days prior to date of conversion to the Company at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of common stock are to be issued. The Company shall, within five business days, issue and deliver at such office to such holder of Series A Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of common stock to which such holder shall be entitled as aforesaid. Conversion shall be deemed to have been effected on the date when delivery of notice of an election to convert and certificates for shares is made, and such date is referred to herein as the “Conversion Date.”

c) Partial Conversion. In the event of the conversion of some but not all of the shares of Series A Preferred Stock represented by a certificate or certificates surrendered, the Company shall execute and deliver to or on the order of the holder, at the expense of the Company, a new certificate representing the number of shares of Series A Preferred Stock which were not converted.

d) Status of Converted Stock. In the event any shares of Series A Preferred Stock shall be converted or otherwise acquired by the Company, the shares so converted shall be canceled and shall resume the status of authorized shares of preferred stock without differentiation as to series. All such shares may be reissued as part of a new series of preferred stock subject to the conditions and restrictions on issuance set forth in the Articles of Incorporation or in any certificate of designation creating a series of preferred stock or any similar stock or as otherwise required by law.

e) Transfer Taxes. The Company shall pay all documentary, stamp or other transactional taxes attributable to the issuance or delivery of shares of common stock upon conversion of any shares of Series A Preferred Stock, provided that the Company shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of the shares of Series A Preferred Stock in respect of which such shares are being issued.

f) Adjustments to Conversion Rate.

i) Subdivisions, Combinations, or Consolidations of Common Stock. In the event the outstanding shares of common stock shall be subdivided, combined or consolidated, by stock split, stock dividend, combination or like event, into a greater or lesser number of shares of common stock after the effective date of this Certificate of Designation, the Series A Conversion Rate in effect immediately prior to such subdivision, combination, consolidation or stock dividend shall, concurrently with the effectiveness of such subdivision, combination or consolidation, be proportionately adjusted as more fully set forth in Section 4(f)(ii).

ii) Adjustment for Common Stock Dividends and Distributions. If the Company at any time subdivides, combines or consolidates the outstanding shares of common stock as contemplated by Section 4(f)(i), in each such event the Series A Conversion Rate that is then in effect shall be adjusted as of the time of such event by multiplying the Series A Conversion Rate then in effect by a fraction (x) the numerator of which is the total number of shares of common stock issued and outstanding immediately after the time of such subdivision, combination or consolidation, and (y) the denominator of which is the total number of shares of common stock issued and outstanding immediately prior to such subdivision, combination or consolidation.

iii) Reclassifications and Reorganizations. In the case, at any time after the date hereof, of any capital reorganization, merger or any reclassification of the stock of the Company (other than solely as a result of a stock dividend or subdivision, split-up or combination of shares), the Series A Conversion Rate then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted and the terms of the Series A Preferred Stock shall be deemed amended such that the shares of the Series A Preferred Stock shall, after such reorganization or reclassification, be convertible into the kind and number of shares of stock or other securities or property of the Company or otherwise to which such holder would have been entitled if immediately prior to such reorganization or reclassification, the holder’s shares of the Series A Preferred Stock had been converted into common stock. The provisions of this Section 4(f)(iii) shall similarly apply to successive reorganizations or reclassifications.

iv) Distributions Other Than Cash Dividends Out of Retained Earnings. If the Company shall declare a cash dividend upon its common stock payable otherwise than out of retained earnings or shall distribute to holders of its common stock shares of its capital stock (other than shares of common stock and other than as otherwise would result in an adjustment pursuant to this Section 4(f)), stock or other securities of other persons, evidences of indebtedness issued by the Company or other persons, assets (excluding cash dividends) or options or rights (excluding options to purchase and rights to subscribe for common stock or other securities of the Company convertible into or exchangeable for common stock), then, in each such case, provision shall be made so that the holders of Series A Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of common stock receivable thereupon, the amount of securities of the Company and other property which they would have received had their Series A Preferred Stock been converted into common stock on the date of such event and had they thereafter, during the period from the date of such event to and including the date of conversion, retained such securities and other property receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 4(f) with respect to the rights of the holders of the Series A Preferred Stock.

g) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Series A Conversion Rate pursuant to Section 4(f), the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of the Series A Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments; (ii) the Series A Conversion Rate at the time in effect; and (iii) the number of shares of common stock and the amount, if any, of other securities, cash or property which at the time would be received upon the conversion of the Series A Preferred Stock.

h) Fractional Shares. Fractional shares of Series A Preferred Stock may be issued and all conversion, voting and other rights shall be applied to such fractional shares on a proportional basis; provided, however, that in lieu of any fractional shares of common stock to which the holder of Series A Preferred Stock would be entitled upon conversion or otherwise pursuant hereto, the Company shall issue to such holder, one whole share of common stock. The number of whole shares to be issuable to each holder upon such conversion shall be determined on the basis of the number of shares of common stock issuable upon conversion of the total number of shares of Series A Preferred Stock of such holder at the time converting into common stock.

Liquidation.

i) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the assets of the Company available for distribution to stockholders shall be distributed among the holders of the shares of Series A Preferred Stock and common stock, pro rata based on the number of shares held by each such holder, treating for this purpose all such securities as if they had been converted to common stock pursuant to the terms hereof immediately prior to such dissolution, liquidation or winding up of the Company.

j) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company which will involve the distribution of assets other than cash, the Company shall promptly engage an independent appraiser to determine the fair market value of the assets to be distributed to the holders of shares of its capital stock. The Company shall, upon receipt of such appraiser’s valuation, give prompt written notice to each holder of shares of Series A Preferred Stock of the appraiser’s valuation. Any equity securities of other entities to be distributed shall be valued as follows: (i) if the common stock is listed on a national securities exchange or NASDAQ, the last sale price of the common stock in the principal trading market for the common stock on such date or, if there are no sales common stock on that date, then on the next preceding date on which there were any sales of common shares, as reported by the exchange or NASDAQ, as the case may be; or (ii) if the common stock is not listed on a national securities exchange or NASDAQ, but is traded in the over-the-counter market, the closing bid price for the common stock on such date, as quoted by the OTC Bulletin Board or the National Quotation Bureau, Incorporated or similar publisher of such quotations or, if there are no sales common stock on that date, then on the next preceding date on which there were any sales of common shares, as quoted by the OTC Bulletin Board or the National Quotation Bureau, Incorporated or similar publisher of such quotations, as the case may be; or (iii) if the fair market value of the common stock cannot be determined pursuant to clause (i) or (ii) above, such price as the Board of Directors of the Company shall reasonably determine, in good faith.

5) Registration Rights. None.

6) Redemption. The holders of the Series A Preferred Stock shall return all shares to the Company after obligations of the Loan Acquisition and Forbearance Agreement with SLMI Options, LLC (the “SLMI Obligations”) are satisfied.

7) No Impairment. Except and to the extent as waived or consented to by the holder, or as otherwise provided herein, the Company shall not by any action, including, without limitation, amending its Articles of Incorporation or Bylaws, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Series A Preferred Stock, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of holders as set forth in this Certificate of Designations against impairment.

8) Loss, Theft, Destruction of Series A Preferred Stock Certificates. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of shares of Series A Preferred Stock and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of the Series A Preferred Stock, the Company shall make, issue and deliver, in lieu of such lost, stolen, destroyed or mutilated shares of Series A Preferred Stock, new shares of Series A Preferred Stock of like tenor. The Series A Preferred Stock shall be held and owned upon the express condition that the provisions of this Section are exclusive with respect to the replacement of mutilated, destroyed, lost or stolen shares of Series A Preferred Stock and shall preclude any and all other rights and remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement of negotiable instruments or other securities without the surrender thereof.

9) Notices. The holders of the Series A Preferred Stock shall be entitled to receive all communications sent by the Company to the holders of the common stock. Any notice required by the provisions of this Section 10 to be given to the holder of shares of the Series A Preferred Stock shall be deemed given when personally delivered to such holder or five business days after the same has been deposited in the United States mail, certified or registered mail, return receipt requested, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Company.

10) Severability. If any right, preference or limitation of the Series A Preferred Stock set forth herein is invalid, unlawful or incapable of being enforced by reason of any rule, law or public policy, all other rights, preferences and limitations set forth herein that can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall nevertheless remain in full force and effect, and no right, preference or limitation herein shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

11) Board. The holders of the Series A Preferred Stock shall be entitled to appoint one non-voting, ex-officio director to the Board of Directors of the Company. In addition, this appointee shall have the right to serve on all committees of the Board of Directors. In the event of default, the holders of the Series A Preferred Stock shall be entitled to appoint three additional directors to the Company’s Board of Directors. Upon default, each of the four (4) appointees by the holders of the Series A Preferred Stock shall have the same voting rights as any other director serving on the Company’s Board of Directors.

12) Seniority. The Series A Preferred Stock shall be senior to any additional Series of Preferred Stock issued by the Company.

The foregoing Amendment was adopted by the Board of Directors of the Company pursuant to the Florida Business Company Act on September 2, 2009. Therefore, the number of votes cast for the Amendment to the Company’s Articles of Incorporation was sufficient for approval.

IN WITNESS WHEREOF, the Company has caused this Amendment to its Articles of Incorporation to be executed by its duly authorized officer this September 2, 2009.

Adventure Energy, Inc.

/s/ Wayne Anderson
President

ARTICLES OF AMENDMENT

TO ARTICLES OF INCORPORATION

OF

ADVENTURE ENERGY, INC.

DESIGNATION, PREFERENCES AND OTHER RIGHTS

AND QUALIFICATIONS

OF

SERIES B PREFERRED STOCK

Pursuant to Section 607.1006 of the Florida Business Corporation Act, the undersigned, being the President of ADVENTURE ENERGY, INC., a Florida corporation (the “Corporation”), bearing Document Number P08000032840, does hereby submit these Articles of Amendment for the purpose of amending the Corporation’s Articles of Incorporation as follows:

FIRST: On September 2, 2009, the Board of Directors unanimously approved the designation of a series of preferred stock to be known as “Series B Preferred Stock”. The designations, powers, preferences and rights, and the qualifications, limitations or restrictions hereof, in respect of the Series B Preferred Stock shall be as hereinafter described.

Accordingly, “Article VII” of the Articles of Incorporation of the Company is hereby amended to include the following:

SERIES B PREFERRED STOCK

1) Designations and Amounts. The Board of Directors of the Company, pursuant to authority granted in the Articles of Incorporation, hereby creates a series of preferred stock designated as Series B Preferred Stock (the “Series B Preferred Stock”) with a stated value of $0.001 per share. The number of authorized shares constituting the Series B Preferred Stock shall be Three Hundred Thousand (300,000) shares.

2) Dividends. The holders of Series B Preferred Stock shall not be entitled to receive dividends, payable via cash or stock.

3) Voting. Except as otherwise required by law or expressly provided herein, the holders of shares of Series B Preferred Stock shall not be entitled to vote on any matters submitted to a vote of the stockholders of the Company.

4) Conversion.

a) Conversion Rate. Upon the filing of an amendment to the Company’s Articles of Incorporation, which, once effective, makes available a sufficient number of authorized but unissued and unreserved shares of common stock to permit all then outstanding shares of Series B Preferred Stock to be so converted, then, the holder of any shares of the Series B Preferred Stock shall convert any such shares into fully paid and non-assessable shares of common stock at the rate of 10.0 shares of common stock for each share of Series B Preferred Stock (“Conversion Rate”) subject to adjustment in accordance with Section 4(e).

b) Method of Conversion. Before any holder of Series B Preferred Stock shall be entitled to convert the same into shares of common stock, such holder shall surrender the certificate or certificates therefore, duly endorsed, at the office of the Company or of any transfer agent for the Series B Preferred Stock, and shall give written notice 5 business days prior to date of conversion to the Company at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of common stock are to be issued. The Company shall, within five business days, issue and deliver at such office to such holder of Series B Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of common stock to which such holder shall be entitled as aforesaid. Conversion shall be deemed to have been effected on the date when delivery of notice of an election to convert and certificates for shares is made, and such date is referred to herein as the “Conversion Date.”

c) Partial Conversion. In the event of the conversion of some but not all of the shares of Series B Preferred Stock represented by a certificate or certificates surrendered, the Company shall execute and deliver to or on the order of the holder, at the expense of the Company, a new certificate representing the number of shares of Series B Preferred Stock which were not converted.

d) Status of Converted Stock. In the event any shares of Series B Preferred Stock shall be converted or otherwise acquired by the Company, the shares so converted shall be canceled and shall resume the status of authorized shares of preferred stock without differentiation as to series. All such shares may be reissued as part of a new series of preferred stock subject to the conditions and restrictions on issuance set forth in the Articles of Incorporation or in any certificate of designation creating a series of preferred stock or any similar stock or as otherwise required by law.

e) Transfer Taxes. The Company shall pay all documentary, stamp or other transactional taxes attributable to the issuance or delivery of shares of common stock upon conversion of any shares of Series B Preferred Stock, provided that the Company shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of the shares of Series B Preferred Stock in respect of which such shares are being issued.

f) Adjustments to Conversion Rate.

i) Subdivisions, Combinations, or Consolidations of Common Stock. In the event the outstanding shares of common stock shall be subdivided, combined or consolidated, by stock split, stock dividend, combination or like event, into a greater or lesser number of shares of common stock after the effective date of this Certificate of Designation, the Series B Conversion Rate in effect immediately prior to such subdivision, combination, consolidation or stock dividend shall, concurrently with the effectiveness of such subdivision, combination or consolidation, be proportionately adjusted as more fully set forth in Section 4(f)(ii).

ii) Adjustment for Common Stock Dividends and Distributions. If the Company at any time subdivides, combines or consolidates the outstanding shares of common stock as contemplated by Section 4(f)(i), in each such event the Series B Conversion Rate that is then in effect shall be adjusted as of the time of such event by multiplying the Series B Conversion Rate then in effect by a fraction (x) the numerator of which is the total number of shares of common stock issued and outstanding immediately after the time of such subdivision, combination or consolidation, and (y) the denominator of which is the total number of shares of common stock issued and outstanding immediately prior to such subdivision, combination or consolidation.

iii) Reclassifications and Reorganizations. In the case, at any time after the date hereof, of any capital reorganization, merger or any reclassification of the stock of the Company (other than solely as a result of a stock dividend or subdivision, split-up or combination of shares), the Series B Conversion Rate then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted and the terms of the Series B Preferred Stock shall be deemed amended such that the shares of the Series B Preferred Stock shall, after such reorganization or reclassification, be convertible into the kind and number of shares of stock or other securities or property of the Company or otherwise to which such holder would have been entitled if immediately prior to such reorganization or reclassification, the holder’s shares of the Series B Preferred Stock had been converted into common stock. The provisions of this Section 4(f)(iii) shall similarly apply to successive reorganizations or reclassifications.

g) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Series B Conversion Rate pursuant to Section 4(f), the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of the Series B Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any holder of Series B Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments; (ii) the Series B Conversion Rate at the time in effect; and (iii) the number of shares of common stock and the amount, if any, of other securities, cash or property which at the time would be received upon the conversion of the Series B Preferred Stock.

h) Fractional Shares. Fractional shares of Series B Preferred Stock may be issued and all conversion rights shall be applied to such fractional shares on a proportional basis; provided, however, that in lieu of any fractional shares of common stock to which the holder of Series B Preferred Stock would be entitled upon conversion or otherwise pursuant hereto, the Company shall issue to such holder, one whole share of common stock. The number of whole shares to be issuable to each holder upon such conversion shall be determined on the basis of the number of shares of common stock issuable upon conversion of the total number of shares of Series B Preferred Stock of such holder at the time converting into common stock.

Liquidation.

i) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the assets of the Company available for distribution to stockholders shall be distributed among the holders of the shares of Series A Preferred Stock, Series B Preferred Stock, and common stock, pro rata based on the number of shares held by each such holder, treating for this purpose all such securities as if they had been converted to common stock pursuant to the terms hereof immediately prior to such dissolution, liquidation or winding up of the Company.

j) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company which will involve the distribution of assets other than cash, the Company shall promptly engage an independent appraiser to determine the fair market value of the assets to be distributed to the holders of shares of its capital stock. The Company shall, upon receipt of such appraiser’s valuation, give prompt written notice to each holder of shares of Series B Preferred Stock of the appraiser’s valuation. Any equity securities of other entities to be distributed shall be valued as follows: (i) if the common stock is listed on a national securities exchange or NASDAQ, the last sale price of the common stock in the principal trading market for the common stock on such date or, if there are no sales common stock on that date, then on the next preceding date on which there were any sales of common shares, as reported by the exchange or NASDAQ, as the case may be; or (ii) if the common stock is not listed on a national securities exchange or NASDAQ, but is traded in the over-the-counter market, the closing bid price for the common stock on such date, as quoted by the OTC Bulletin Board or the National Quotation Bureau, Incorporated or similar publisher of such quotations or, if there are no sales common stock on that date, then on the next preceding date on which there were any sales of common shares, as quoted by the OTC Bulletin Board or the National Quotation Bureau, Incorporated or similar publisher of such quotations, as the case may be; or (iii) if the fair market value of the common stock cannot be determined pursuant to clause (i) or (ii) above, such price as the Board of Directors of the Company shall reasonably determine, in good faith.

5) Registration Rights. None.

6) Redemption. None

7) No Impairment. Except and to the extent as waived or consented to by the holder, or as otherwise provided herein, the Company shall not by any action, including, without limitation, amending its Articles of Incorporation or Bylaws, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Series B Preferred Stock, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of holders as set forth in this Certificate of Designations against impairment.

8) Loss, Theft, Destruction of Series A Preferred Stock Certificates. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of shares of Series B Preferred Stock and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of the Series B Preferred Stock, the Company shall make, issue and deliver, in lieu of such lost, stolen, destroyed or mutilated shares of Series B Preferred Stock, new shares of Series B Preferred Stock of like tenor. The Series B Preferred Stock shall be held and owned upon the express condition that the provisions of this Section are exclusive with respect to the replacement of mutilated, destroyed, lost or stolen shares of Series B Preferred Stock and shall preclude any and all other rights and remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement of negotiable instruments or other securities without the surrender thereof.

9) Notices. The holders of the Series B Preferred Stock shall be entitled to receive all communications sent by the Company to the holders of the common stock. Any notice required by the provisions of this Section 10 to be given to the holder of shares of the Series B Preferred Stock shall be deemed given when personally delivered to such holder or five business days after the same has been deposited in the United States mail, certified or registered mail, return receipt requested, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Company.

10) Severability. If any right, preference or limitation of the Series B Preferred Stock set forth herein is invalid, unlawful or incapable of being enforced by reason of any rule, law or public policy, all other rights, preferences and limitations set forth herein that can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall nevertheless remain in full force and effect, and no right, preference or limitation herein shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

11) Consideration. The consideration due Adventure prior to conversion shall be one dollar ($1.00) per Series B share payable with a non-recourse non-negotiable promissory note due on the 5 year anniversary of this Agreement and secured by the preferred shares themselves. The conversion rights shall expire on the same 5 year anniversary, and no conversions may be exercised prior to paying the promissory note.

12) Seniority. The Series B Preferred Stock shall be senior to any additional newly issued Series of Preferred Stock except that of Series A which shall be senior to all Preferred Series.

The foregoing Amendment was adopted by the Board of Directors of the Company pursuant to the Florida Business Company Act on September 2, 2009. Therefore, the number of votes cast for the Amendment to the Company’s Articles of Incorporation was sufficient for approval.

IN WITNESS WHEREOF, the Company has caused this Amendment to its Articles of Incorporation to be executed by its duly authorized officer this September 2, 2009.

Adventure Energy, Inc.

/s/ Wayne Anderson
President

[EXHIBIT 3 (SECTION 5B)]

SECURITY AGREEMENT

This Security Agreement is made and entered into this 4th day of September, 2009, by and between ADVENTURE ENERGY, INC., a Florida corporation, hereinafter referred to as the “Debtor,” and SLMI Holdings, LLC, a Nevada limited liability company, hereinafter referred to as the “Secured Party.”

For value received, the Debtor hereby grants to the Secured Party a security interest in the property described in Addendum A, hereinafter referred to as the “Collateral,” to secure: (1) the Debtor’s note of $1,000,000 to the Secured Party dated this day (the “Note”); (2) performance obligations of Debtor under that certain Lender Acquisition Agreement made this day between the parties; (3) all expenditures by the Secured Party for taxes, insurance, repairs to and maintenance of the Collateral, and all costs and expenses incurred by the Secured Party in the collection and enforcement of the note and other indebtedness of the Debtor; and (4) all liabilities of the Debtor to the Secured Party now existing or hereafter incurred, matured or unmatured, direct or contingent, and any renewals and extensions thereof and substitutions therefor.

The Debtor warrants and covenants:

The Collateral is to be used in business other than farming operations.

The Collateral is being acquired by the Debtor from the Secured Party or is being acquired with the proceeds of the advance evidenced by this Agreement.

The Debtor’s chief place of business is at 33 6th Street South, Suite 600, St. Petersburg, FL 33701.

DEBTOR WARRANTS, COVENANTS, AND AGREES:

Title.

1. Except for the security interest hereby granted, the Debtor has, or on acquisition will have, full title to the Collateral free from any lien, security interest, encumbrance, or claim, and the Debtor will, at the Debtor’s cost and expense, defend any action which may affect the Secured Party’s security interest in, or the Debtor’s title to, the Collateral.

Financing Statement.

2. Secured Party is authorized to file Financing Statement covering the Collateral or any part thereof or any proceeds thereof in all applicable public offices and, at the Secured Party’s request, the Debtor will join in executing all necessary Financing Statements in forms satisfactory to the Secured Party and will pay the cost of filing the same and will further execute all other necessary instruments deemed necessary by the Secured Party and pay the cost of filing the same.

Sale, Lease, or Disposition of Collateral

3. The Debtor will not, without the prior written consent of the Secured Party, sell, agree to sell, lease, encumber, or dispose of the Collateral or any interest therein until this Security Agreement and all debts secured thereby have been fully satisfied, except for transactions in Debtor’s ordinary course of business.

Insurance

4. The Debtor will obtain insurance policies with companies acceptable to the Secured Party against such casualties and in such amounts as the Secured Party shall reasonably require. Such policies will inure to the benefit of the Secured Party who is hereby authorized to collect sums which may become due under any of said policies and apply the same to the obligations hereby secured.

Protection of Collateral

5. The Debtor will keep the Collateral in good order and repair and will not waste or destroy the Collateral or any part thereof. The Debtor will not use the Collateral in violation of any statute or ordinance and the Secured Party will have the right to examine and inspect the Collateral at any reasonable time. Debtor agrees that its default shall entitle Secured Party to appoint a receiver to administer to the Collateral instanter.

Taxes

6. The Debtor will pay promptly when due all taxes and assessments on the Collateral or for its use and operation.

Location and Identification

7. The Debtor will keep the Collateral separate and identifiable and at the address shown above and will not remove the Collateral from said address without the Secured Party’s written consent.

Security Interest in Proceeds, Accessions, Etc.

8. The Debtor hereby grants to the Secured Party a security interest in and to all proceeds, increases, substitutions, replacements, additions, and accessions to the Collateral. This provision shall not be construed to mean that the Debtor is authorized to sell, lease, or dispose of the Collateral without the consent of the Secured Party.

Decrease in Value of Collateral

9. The Debtor shall, if in the Secured Party’s judgment the Collateral has materially decreased in value or if the Secured Party shall at any time deem that the Secured Party is insecure, either provide enough additional Collateral to satisfy the Secured Party or reduce the total indebtedness by an amount sufficient to satisfy the Secured Party.

Reimbursement of Expenses

10. At the option of the Secured Party, the Secured Party may discharge taxes, liens, interest, or perform or cause to be performed for and on behalf of the Debtor any actions and conditions, obligations, or covenants which the Debtor has failed or refused to perform, and may pay for the repair, maintenance, and preservation of the Collateral, and all sums so expended, including, but not limited to, attorney’s fees, court costs, agent’s fees, or commissions, or any other costs or expenses, shall bear interest from the date of payment at the default rate under the Note and shall be payable at the place designated in the above-described note and shall be secured by this Security Agreement.

Payment

11. The Debtor will pay the note secured by this Security Agreement and any renewal or extension thereof and any other indebtedness hereby secured in accordance with the terms and provisions thereof and will repay immediately all sums expended by the Secured Party in accordance with the terms and provisions of this Security Agreement.

Change of Residence or Place of Business

12. The Debtor will promptly notify the Secured Party of any change of the Debtor’s residence, chief place of business, or place where records concerning accounts and other contract rights are kept.

Attorney in Fact

13. The Debtor hereby appoints the Secured Party as the Debtor’s Attorney in Fact to do any and every act which the Debtor is obligated by this Security Agreement to do, and to exercise all rights of the Debtor in the Collateral and to make collections and to execute any and all papers and instruments and to do all other things necessary to preserve and protect the Collateral and to make collections and to protect the Secured Party’s security interest in said Collateral. This grant of power is coupled with Security Party’s interest and is irrevocable.

Time of Performance and Waiver

14. In performing any act under this Security Agreement and the note secured thereby, time shall be of the essence. The Secured Party’s acceptance of partial or delinquent payments, or the failure of the Secured Party to exercise any right or remedy shall not constitute a waiver of any obligation of the Debtor or right of the Secured Party or constitute a waiver of any other similar default subsequently occurring.

Default

15. The Debtor shall be in default under this Security Agreement on the happening of any of the following events or conditions:

a. Default in the payment or performance of any note, obligation, covenant, or liability contained or referred to therein;

b. Any warranty, representation, or statement made or furnished to the Secured Party by or in behalf of the Debtor proves to have been false or misleading in any material respect when made or furnished;

c. Any event which results in the acceleration of the maturity of the indebtedness of the Debtor to others under any agreement or undertaking;

d. Loss, theft, substantial damage, destruction, sale, or encumbrance to or any of the Collateral, or the making of any levy, seizure, or attachment thereof or thereon;

e. Any time the Secured Party believes that the prospect of payment of any indebtedness secured hereby or the performance of this Security Agreement is impaired;

f. Death, dissolution, termination of existence, insolvency, business failure, appointment of a receiver for any part of the Collateral assignment for the benefit of creditors or the commencement of any proceeding under any bankruptcy or insolvency law by or against the Debtor or any guarantor or surety for the Debtor.

Remedies

16. On the occurrence of any such event of default, and at any time thereafter, the Secured Party may declare all obligations secured hereby immediately due and payable and may proceed to enforce payment of the same and exercise any and all of the rights and remedies provided by law. The Secured Party shall have the right to remove the Collateral from the premises of the Debtor and, for purposes of removal and possession, the Secured Party or its representatives may enter any premises of the Debtor without legal process and the Debtor hereby waives and releases the Secured Party of and from any and all claims in connection therewith or arising therefrom. The Secured Party may require the Debtor to assemble the Collateral and make it available to the Secured Party at anyplace to be designated by the Secured Party which is reasonably convenient to both parties. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Secured Party will give the Debtor notice of the time and place of any public sale thereof or of the time after which any private sale or any other intended disposition thereof is to be made. The Arbitration provisions of the Note are incorporated by this reference.

Miscellaneous Provisions

17. State Law to Apply: This Agreement shall be construed under and in accordance with the Uniform Commercial Code and other applicable laws of the State of Georgia.

Parties Bound: This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors, and assigns where permitted by this Agreement.

Legal Construction: In case any one or more of the provisions contained in this Agreement shall for any reason beheld to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not effect any other provision thereof and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

18. Co-Pledgor. SLMI Options, LLC pledges all of its interests in the SLMI Loans as defined in said Lender Acquisition Agreement, and enters into this Agreement as a copledgor and co-debtor with respect to such collateral. Debtor also pledges its ownership units in SLMI Options, LLC and has surrendered possession of the certificate to same to Secured Party.

ADVENTURE ENERGY, INC.		SLMI OPTIONS, LLC

By:	/s/ Wayne Anderson	By:	/s/ Nydia Tisdale
	Wayne Anderson, Pres.		Nydia Tisdale, authorized agent

ADDENDUM “A”

COLLATERAL

All of the following whether now owned or existing or hereafter acquired or arising, wherever located, together with all proceeds, products, additions and substitutions:

All equipment inventory, furniture, tangible personal property, cash, cash proceeds, accessions, instruments, documents, investment property, chattel paper (including but not limited to receivables and collateral relating to Wilon Resources), accounts, and other rights to payment including but not limited to payments for property or services sold, leased, rented, licensed, or assigned, all rights under contracts regarding oil or gas wells, all general intangibles, and accounts receivable of Debtor Adventure Energy, Inc. and its co-pledgor, SLMI Options, LLC.

[EXHIBIT 4 (SECTION 5C)]

NONRECOURSE NOTE WITH STOCK PLEDGE

For value received, the undersigned maker promises to pay to Adventure Energy, Inc. the principal sum of Three Hundred Thousand Dollars, plus interest at three percent (3.0%) per annum on the 5 year anniversary of this date.

This note is given in order to purchase 300,000 shares of Series B Convertible Preferred Stock issued by Adventure Energy, Inc. (“Adventure”). Said stock requires full payment of this note before conversion can occur. This note may be prepaid in whole or in part without penalty.

Maker hereby pledges said 300,000 shares of Series B Convertible Preferred Stock to Adventure as collateral for this note and tenders possession of said stock (the “Pledged Shares”) to Adventure.

The holder of this note shall have no recourse to maker for non-payment, and the sole recourse for nonpayment of this note shall be to the Pledged Shares.

This 4th day of September, 2009

MAKER

by:
its authorized agent